UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 24, 2023 (March 20, 2023)

Zura Bio Limited

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40598	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4225 Executive Square, Suite 600

La Jolla, CA 92037

(Address of principal executive offices, including zip code)

(858) 247-0520

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Ordinary Shares, par value $0.0001 per share	ZURA	The Nasdaq Stock Market
Warrants, each whole warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50 per share	ZURAW	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

Overview

This Current Report on Form 8-K is being filed to report matters under items 1.01, 2.01, 3.02, 3.03, 5.01, 5.02, 5.03, 5.05, 5.06, and 9.01 of Form 8-K. On March 20, 2023 (the “Closing Date”), Zura Bio Limited, a limited company incorporated under the laws of England and Wales (“Zura”), JATT Acquisition Corp, a Cayman Islands exempted company (“JATT”), JATT Merger Sub, a Cayman Islands exempted company and wholly owned subsidiary of JATT (“Merger Sub”), JATT Merger Sub 2, a Cayman Islands exempted company and wholly owned subsidiary of JATT (“Merger Sub 2”) and Zura Bio Holdings Ltd, a Cayman Islands exempted company (“Holdco”), consummated the closing of the transactions contemplated by the Business Combination Agreement, dated June 16, 2022, as amended on September 20, 2022, November 14, 2022 and January 13, 2023, by and among Zura, JATT, Merger Sub, Merger Sub 2, and Holdco (the “Business Combination Agreement”), following the approval at an extraordinary general meeting of JATT’s shareholders held on March 16, 2023 (the “Extraordinary General Meeting” and the consummation of such transactions, the “Closing”).

Pursuant to the Business Combination Agreement, (i) Merger Sub merged with and into Holdco, with Holdco continuing as the surviving company and a wholly owned subsidiary of JATT (the “Merger”); (ii) immediately following the Merger, Holdco merged with and into Merger Sub 2, with Merger Sub 2 continuing as the surviving company and a wholly owned subsidiary of JATT (the “Subsequent Merger” and, together with the Merger and the other transactions contemplated by the Business Combination Agreement, the “Business Combination”); and (iii) JATT changed its name to “Zura Bio Limited” (the “Company” or “Zura Bio Limited”).

In connection with JATT’s shareholder proposal to amend its amended and restated memorandum and articles of association to extend the date by which JATT was required to consummate a business combination, which was approved at an extraordinary general meeting held on January 12, 2023, the holders of 12,111,022 of JATT’s ordinary shares, par value $0.0001 per share (the “JATT Class A Ordinary Shares”), exercised their right to redeem their shares for cash at a redemption price of approximately $10.26 per share for an aggregate redemption amount of approximately $124,226,450.64. In connection with the Extraordinary General Meeting and the Business Combination, the holders of an additional 1,506,480 Ordinary Shares exercised their right to redeem their shares for cash at a redemption price of approximately $10.26 per share for an aggregate redemption amount of approximately $15,456,484.80. Prior to the Business Combination, holders of an aggregate of 13,617,502 Ordinary Shares exercised their right to redeem their shares for cash for an aggregate redemption amount of approximately $139,682,935.44.

Conversion and Exchange of Equity in the Business Combination

Pursuant to the Business Combination Agreement, all outstanding Holdco shares as of immediately prior to the Business Combination were cancelled in exchange for the right to receive a number of newly issued ordinary shares of JATT, par value $0.0001 per share (“Company Class A Ordinary Shares”), equal to the Exchange Ratio (as defined in the Business Combination Agreement) and all outstanding options to purchase shares of capital in Zura were exchanged for a number of options exercisable for newly issued Company Class A Ordinary Shares based upon the Exchange Ratio. The total consideration received by securityholders of Holdco at the Closing consisted of newly issued Company Class A Ordinary Shares (or options to purchase such shares) with an aggregate value equal to $165 million (the “Merger Consideration”).

Subject to, and in accordance with, the terms and conditions of the Business Combination Agreement, in connection with the Merger and the Subsequent Merger, at the Closing, (i) each JATT unit was (to the extent not already separated) automatically separated and the holder thereof was deemed to hold one JATT Class A Ordinary Share and one-half of a JATT warrant; (ii) in consideration for the Merger, JATT issued to holders of Holdco’s issued and outstanding shares immediately prior to the Effective Time (as defined in the Business Combination Agreement) an aggregate of 14,558,067 JATT Class A Ordinary Shares (including 499,993 JATT Class A Ordinary Shares underlying restricted stock units granted to Amit Munshi, the Company’s Non-Executive Chairman) plus 1,941,933 options to acquire JATT Class A Ordinary Shares for which outstanding options to acquire Holdco ordinary shares were exchanged on Closing; and (iii) pursuant to the terms and conditions of JATT’s existing amended and restated memorandum and articles of association, all then-outstanding Class B ordinary shares, par value $0.0001 per share, were automatically converted into JATT Class A Ordinary Shares on a one-for-one basis.

A description of the Business Combination and the terms of the Business Combination Agreement are included in the final prospectus and definitive proxy statement, dated February 28, 2023 (the “Proxy Statement/Prospectus”) filed by JATT with the Securities and Exchange Commission (the “SEC”) in the section titled “Proposal 1—The Business Combination Proposal” beginning on page 110 of the Proxy Statement/Prospectus. The foregoing description of the Business Combination Agreement is a summary only and is qualified in its entirety by the full text of the Business Combination Agreement, a copy of which is attached hereto as Exhibits 2.1, 2.2. 2.3 and 2.4, which are incorporated herein by reference.

PIPE Subscription Agreements

On the Closing Date, Ewon Comfortech Co., Ltd. (“Ewon”), an institutional accredited investor which is an indirect investor in Zura through its equity interest in Hana Immunotherapeutics LLC (“Hana”), purchased from JATT 2,000,000 JATT Class A Ordinary Shares and Eugene Investment & Securities Co., Ltd (“Eugene”), an unaffiliated institutional credited investor, purchased from JATT 9,950 JATT Class A Ordinary Shares (Ewon, together with Eugene, the “PIPE Investors”), for an aggregate of 2,009,950 JATT Class A Ordinary Shares (the “PIPE Shares”) at a price of $10.00 per share, for an aggregate purchase price of $20,099,500 (the “PIPE Financing”), pursuant to the subscription agreement entered into by JATT and the Ewon as of June 16, 2022, as amended on November 25, 2022 (the “Ewon PIPE Subscription Agreement”) and the subscription agreement entered into by JATT and Eugene as of March 13, 2023 (the “Eugene PIPE Subscription Agreement” and, together with the Ewon PIPE Subscription Agreement, the “PIPE Subscription Agreements”). Pursuant to the PIPE Subscription Agreements, JATT granted certain registration rights to the PIPE Investors with respect to the PIPE Shares. The sale of the PIPE Shares was consummated concurrently with the closing of the Business Combination. A description of the Ewon PIPE Subscription Agreement is included in the Proxy Statement/Prospectus in the section titled “The Business Combination Agreement—Other Ancillary Agreements Related to the Business Combination—PIPE Financing Subscription Agreement” on page 148 of the Proxy Statement/Prospectus. The foregoing description of the Ewon PIPE Subscription Agreement and the Eugene PIPE Subscription Agreement is a summary only and is qualified in its entirety by the full text of the Ewon PIPE Subscription Agreement, attached hereto as Exhibits 10.6 and 10.7, and the Eugene PIPE Subscription Agreement, attached hereto as Exhibit 10.17, which are incorporated herein by reference.

Forward Purchase Agreement

At the Closing of the Business Combination, Athanor Master Fund, LP and Athanor International Master Fund, LP (collectively, the “FPA Investors”), each of which is an unaffiliated institutional investor, purchased (i) an aggregate of 3,000,000 JATT Class A Ordinary Shares at $10 per share for $30,000,000; (ii) an aggregate of 1,301,633 JATT Class A Ordinary Shares at $10 per share for $13,016,330 (the “Redemption Backstop”) as public share redemptions were greater than 90% at the time of the Business Combination (the “Excess Redemptions”); and (iii) an additional 2,500,000 JATT Class A Ordinary Shares in consideration for the FPA Investors entering into the latest amendment, but for no additional monetary consideration, pursuant to the forward purchase agreements JATT and the FPA Investors entered into on August 5, 2021, as amended and restated on January 27, 2022 and as amended on March 8, 2023 (the “Forward Purchase Agreement”). A description of the Forward Purchase Agreement is included in the Proxy Statement/Prospectus in the section titled “The Business Combination Agreement—Other Ancillary Agreements Related to the Business Combination—The Forward Purchase Agreements” beginning on page 148 of the Proxy Statement/Prospectus. The foregoing description of the Forward Purchase Agreement is a summary only and is qualified in its entirety by the full text of the Forward Purchase Agreement attached hereto as Exhibit 10.5 and Exhibit 10.16, which is incorporated herein by reference.

Sponsor Support Agreement

Concurrently with the execution of the Business Combination Agreement, JATT, Zura, JATT Ventures, L.P., a Cayman Islands exempted limited partnership (the “Sponsor”) and certain directors and officers of JATT entered into a support agreement dated June 16, 2022 (the “Sponsor Support Agreement”), pursuant to which, among other things, the Sponsor and directors and officers of JATT agreed to (i) vote all of the JATT Class A Ordinary Shares beneficially owned by them, including any additional shares to which they acquire ownership of or the power to vote, in favor of the SPAC Shareholder Voting Matters (as defined in the Business Combination Agreement), (ii) not to redeem any of their JATT Class A Ordinary Shares in conjunction with shareholder approval of the Business Combination and (iii) be bound by certain transfer restrictions with respect to their JATT Class A Ordinary Shares. The Sponsor Support Agreement is described in the Proxy Statement/Prospectus in the section titled “The Business Combination Agreement—Certain Related Agreements and Arrangements—Sponsor Support Agreement” on page 147 of the Proxy Statement/Prospectus. The foregoing description of the agreement is a summary only and is qualified in its entirety by the full text of the Sponsor Support Agreement, a copy of which is attached hereto as Exhibit 10.8, which is incorporated herein by reference.

Company Shareholder Support Agreement

Concurrently with the execution of the Business Combination Agreement, JATT, Zura and the shareholders of Zura entered into a support agreement dated June 16, 2022 (the “Company Shareholder Support Agreement”), pursuant to which the Zura shareholders agreed to vote all Zura ordinary shares beneficially owned by them, including any additional shares of Zura they acquire ownership of or the power to vote, in favor of the Business Combination and related transactions. The Company Shareholder Support Agreement is described in the Proxy Statement/Prospectus in the section titled “The Business Combination Agreement—Certain Related Agreements and Arrangements—Company Shareholder Support Agreement” on page 147 of the Proxy Statement/Prospectus. The foregoing description of the Company Shareholder Support Agreement is a summary only and is qualified in its entirety by the full text of the Company Shareholder Support Agreement, a copy of which is attached hereto as Exhibit 10.9, which is incorporated herein by reference.

Sponsor Forfeiture Agreement

Contemporaneously with the execution of the Business Combination Agreement, the Sponsor entered into a sponsor forfeiture agreement (the “Sponsor Forfeiture Agreement”) with JATT and Zura, pursuant to which at the Closing, the Sponsor forfeited 4,133,466 of its private placement warrants to purchase JATT Class A Ordinary Shares, exercisable at $11.50 per share (the “Forfeited Private Placement Warrants”), acquired by the Sponsor in July 2021 upon JATT’s initial public offering, which were transferred to the FPA Investors and Ewon on a pro rata basis in accordance with the FPA Investors’ and Ewon’s total invested capital. The FPA Investors received an aggregate of 2,480,000 Forfeited Private Placement Warrants and Ewon received 1,653,466 Forfeited Private Placement Warrants. The Sponsor Forfeiture Agreement is described in the Proxy Statement/Prospectus in the section titled “Summary of the Proxy Statement—The Business Combination Agreement—Certain Related Agreements and Arrangements—Sponsor Forfeiture Agreement” on page 32 of the Proxy Statement/Prospectus. The foregoing description of the Sponsor Forfeiture Agreement is a summary only and is qualified in its entirety by the full text of the Sponsor Forfeiture Agreement, a copy of which is attached hereto as Exhibit 10.10, which is incorporated herein by reference.

Lock-Up Agreement

Contemporaneously with the execution of the Business Combination Agreement, JATT, the Sponsor, certain affiliates of the Sponsor and the Zura shareholders and optionholders, entered into a lock-up agreement (the “Lock-Up Agreement”), which took effect at Closing, containing restrictions on transfer with respect to Company Class A Ordinary Shares held by each such holder (subject to certain exceptions, the “Lock-Up Shares”) for a period as follows: one-third (1/3) of the Lock-Up Shares will be restricted until 6 months after the Closing, one-third (1/3) of the Lock-Up Shares will be restricted until 12 months after the Closing, and one-third (1/3) of the Lock-Up Shares shall be restricted until 24 months after the Closing; provided, that each portion of the Lock-Up Shares will be freely tradable on the earlier of (i) the date on which the closing price of the JATT ordinary shares equals or exceeds $12.00 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period on a VWAP (as defined below) basis during the relevant lock-up period; and (ii) the date on which JATT consummates a liquidation, merger, capital share exchange, reorganization, or other similar transaction that results in all of JATT’s shareholders having the right to exchange their JATT ordinary shares for cash, securities or other property. For purposes of the Lock-Up Agreement, “VWAP” means, for any date, the daily volume weighted average price of the JATT ordinary shares for such date (or the nearest preceding date) on the trading market on which the JATT ordinary shares are then listed or quoted as reported by Bloomberg L.P. (based on a trading day from 9:30 a.m. (New York City time) to 4:00 p.m. (New York City time)). The terms of the Lock-Up Agreement are described in the Proxy Statement/Prospectus in the section titled “Summary of the Proxy Statement—The Business Combination Agreement—Certain Related Agreements and Arrangements—Lock-Up Agreement” on page 32 of the Proxy Statement/Prospectus.

The foregoing description of the Lock-Up Agreement is qualified in its entirety by the full text of the Lock-Up Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Amendment to the Insider Letter Agreement

In connection with the execution of the Business Combination Agreement, JATT, the Sponsor, members of JATT’s board of directors and certain other individuals (collectively, the “Insiders”) entered into an Amendment to the Insider Letter Agreement (the “Amended Insider Letter Agreement”), which provides, among other things, that certain of JATT’s Class B ordinary shares (the “Founder Shares”) (and any JATT Class A Ordinary Shares issuable upon conversion thereof) shall be subject to certain time and share-performance-based vesting provisions which are described below. The Sponsor and the Insiders agreed that they shall not transfer any Founder Shares until the earlier of (A) six months after the completion of the initial business combination and (B) the date following the completion of an initial business combination on which JATT completes a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of the public shareholders having the right to exchange their JATT Class A Ordinary Shares for cash, securities or other property. Notwithstanding the foregoing, if, subsequent to the Business Combination, the closing price of the JATT Class A Ordinary Shares equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30- trading day period commencing at least 150 days after the Business Combination, the Founder Shares shall be released from the lock-up restrictions. The terms of the Amended Insider Letter Agreement are described in the Proxy Statement/Prospectus in the section titled “Certain Relationships And Related Party Transactions —Certain Transactions of JATT—Insider Letter Agreement and Amendment” on page 308 of the Proxy Statement/Prospectus.

The foregoing description of the Amended Insider Letter Agreement is qualified in its entirety by reference to the full text of the Amended Insider Letter Agreement, a copy of which is attached hereto as Exhibit 10.14 and incorporated herein by reference.

Item 1.01	Entry into a Material Definitive Agreement.

Lilly Lock-Up Agreement

Pursuant to the Equity Grant Agreement (the “JATT Equity Grant Agreement”) entered into on December 8, 2023, by and between JATT and Eli Lilly and Company (“Lilly”), JATT and Lilly entered into a Lock-Up Agreement (the “Lilly Lock-Up Agreement”), on the Closing Date. The Lilly Lock-Up Agreement contains restrictions on transfer with respect to the shares issued to Lilly under the JATT Equity Grant Agreement (subject to certain exceptions, the “Lilly Lock-Up Shares”) for a period as follows: one-third (1/3) of the Lilly Lock-Up Shares will be restricted until 6 months after the Closing, one-third (1/3) of the Lilly Lock-Up Shares will be restricted until 12 months after the Closing, and one-third (1/3) of the Lilly Lock-Up Shares shall be restricted until 24 months after the Closing; provided, that each portion of the Lilly Lock-Up Shares will be freely tradable on the earlier of (i) the date on which the closing price of the JATT ordinary shares equals or exceeds $12.00 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period on a VWAP (as defined below) basis during the relevant lock-up period; and (ii) the date on which JATT consummates a liquidation, merger, capital share exchange, reorganization, or other similar transaction that results in all of JATT’s shareholders having the right to exchange their JATT ordinary shares for cash, securities or other property. For purposes of the Lilly Lock-Up Agreement, “VWAP” means, for any date, the daily volume weighted average price of the JATT ordinary shares for such date (or the nearest preceding date) on the trading market on which the JATT ordinary shares are then listed or quoted as reported by Bloomberg L.P. (based on a trading day from 9:30 a.m. (New York City time) to 4:00 p.m. (New York City time)). The terms of the Lilly Lock-Up Agreement are described in the Proxy Statement/Prospectus in the section titled “Certain Relationships and Related Party Transactions—Certain Transactions of JATT—Lilly Lock-Up Agreement” on page 311 of the Proxy Statement/Prospectus.

The foregoing description of the Lilly Lock-Up Agreement is qualified in its entirety by the full text of the Lilly Lock-Up Agreement, a copy of which is attached hereto as Exhibit 10.15 and incorporated herein by reference.

Amended and Restated Registration and Shareholders Rights Agreement

In connection with the Closing, Zura, JATT and certain securityholders of each of Zura and JATT who received JATT Class A Ordinary Shares pursuant to the Business Combination Agreement, entered into an amended and restated registration and shareholders rights agreement (the “Registration Rights Agreement”), which became effective upon the consummation of the Business Combination. The Registration Rights Agreement governs the registration of certain of the Company Class A Ordinary Shares for resale and includes certain customary demand and “piggy-back” registration rights with respect to the Company Class A Ordinary Shares held by the parties thereto. The terms of the Registration Rights Agreement are described in the Proxy Statement/Prospectus in the section titled “The Business Combination Agreement—Certain Related Agreements and Arrangements—Amended and Restated Registration Rights Agreement ” on page 147 of the Proxy Statement/Prospectus.

The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to the full text of the Registration Rights Agreement, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Hydra Promissory Note

On December 8, 2022, Zura and Hydra LLC, a Cayman Islands limited liability company managed and controlled by Verender Badial and Someit Sidhu (“Hydra”), entered into a promissory note (the “Hydra Promissory Note”) pursuant to which (i) Hydra loaned to Zura a principal amount (the “Principal Amount”) of $8 million (including an original issue discount of $400,000) with an interest rate equal to 9.0% per annum, compounding daily. Under the Hydra Promissory Note, Hydra had the right to accelerate the Hydra Promissory Note and receive an amount equal to 120% of the Principal Amount because the registration statement on Form S-4 relating to the Business Combination was not declared effective by the SEC on or before February 15, 2023. On March 8, 2023, Zura and Hydra signed a limited waiver letter under the Hydra Promissory Note (the “Waiver Letter”), pursuant to which Hydra agreed to waive its acceleration right in consideration of Zura paying to Hydra 125% of the Principal Amount (equal to $10,000,000 in the aggregate) on the earlier of December 8, 2023 and five business days after the consummation of the Business Combination. On March 21, 2023, Zura repaid the Hydra Promissory Note in full and the Hydra Promissory Note was terminated. The terms of the Hydra Promissory Note are described in the Proxy Statement/Prospectus in the section titled “Certain Relationships And Related Party Transactions —Certain Relationships and Related Party Transactions of Zura—Hydra Promissory Note” on page 313 of the Proxy Statement/Prospectus.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The disclosure set forth in the “Introductory Note” above is incorporated by reference into this Item 2.01 of this Current Report on Form 8-K.

As of the Closing Date and following the completion of the Business Combination, the Company had the following outstanding securities (including derivative securities):

•	27,552,148 Company Class A Ordinary Shares (including 499,993 Company Class A Ordinary Shares underlying restricted stock units (the “RSUs”));

•	6,900,000 public warrants, each exercisable for one Company Class A Ordinary Share at a price of $11.50 per share (the “Public Warrants”);

•	5,910,000 private placement warrants, each exercisable for one Company Class A Ordinary Share at a price of $11.50 per share (the “Private Placement Warrants”); and

•	2,248,306 options, each exercisable for one Company Class A Ordinary Share (the “Options”).

FORM 10 INFORMATION

Item 2.01(f) of Form 8-K states that if the predecessor registrant was a shell company, as JATT was immediately before the Business Combination, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10. Accordingly, the Company, as the successor registrant to JATT, is providing the information below that would be included in a Form 10 if it were to file a Form 10. Please note that the information provided below relates to the combined company after the consummation of the Business Combination unless otherwise specifically indicated or the context otherwise requires.

Forward-Looking Statements

The Company makes forward-looking statements in this Current Report on Form 8-K and in documents incorporated herein by reference. All statements, other than statements of present or historical fact included in or incorporated by reference in this Current Report on Form 8-K, regarding the Company’s future financial performance, as well as the Company’s strategy, future operations, financial position, estimated revenues, and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this Current Report on Form 8-K, the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations, assumptions, hopes, beliefs, intentions and strategies regarding future events and are based on currently available information as to the outcome and timing of future events. The Company cautions you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of the Company, incident to its business.

These forward-looking statements are based on information available as of the date of this Current Report on Form 8-K, and current expectations, forecasts and assumptions, and involve a number of risks and uncertainties. Accordingly, forward-looking statements in this Current Report on Form 8-K and in any document incorporated herein by reference should not be relied upon as representing the Company’s views as of any subsequent date, and the Company does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

As a result of a number of known and unknown risks and uncertainties, the Company’s actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

•	the Company’s ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition and the ability of the Company to grow and manage growth profitably following the Closing Date;

•	the anticipated costs associated with the Business Combination;

•	the Company’s financial and business performance following the Business Combination, including financial projections and business metrics;

•	the Company’s ability to effectively expand operations;

•	the potential business or economic disruptions caused by current and future pandemics, such as the COVID-19 pandemic;

•	the ability to maintain the listing of the Company’s ordinary shares and warrants on a stock exchange, and the potential liquidity and trading of its securities;

•	the impact from future regulatory, judicial and legislative changes in the Company’s industry;

•	the Company’s ability to raise financing in the future;

•	the Company’s officers and directors allocating their time to other businesses and potentially having conflicts of interest with the Company’s business;

•	the Company's ability to retain existing and attract new qualified directors, officers, employees and key personnel and the effectiveness of the Company’s compensation strategies and leadership;

•	the projected financial information, growth rate, strategies and market opportunities for the Company;

•	the Company’s ability to successfully expand in its existing markets and into new domestic and international markets;

•	the Company’s ability, assessment of and strategies to compete with its competitors in a highly competitive market;

•	the competition from larger pharmaceutical and biotechnology companies that have greater resources, technology, relationships and/or expertise;

•	the ability to protect and enhance the Company’s corporate reputation, brand and intellectual property;

•	the Company’s ability to maintain its licenses and operate in regulated industries;

•	the Company’s ability to prevent and guard against cybersecurity attacks;

•	the Company's future capital requirements and sources and uses of cash;

•	the Company’s ability to research, discover and develop product candidates;

•	the Company’s ability to obtain and maintain regulatory approval of any of its product candidates; and

•	the outcome of any known and unknown litigation and regulatory proceedings, including the occurrence of any event, change or other circumstances, including the outcome of any legal proceedings that may be instituted against the Company.

Please see the other risks and uncertainties set forth in the Proxy Statement/Prospectus in the section titled “Risk Factors” beginning on page 47 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

In addition, statements that “Zura believes” and similar statements reflect Zura’s beliefs and opinions on the relevant subject. These statements are based upon information available to Zura, as of the date of this Current Report on Form 8-K, and while Zura believes such information forms a reasonable basis for such statements, such information may be limited or incomplete, and such statements should not be read to indicate that such party has conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

Business and Properties

The business and properties of Zura and JATT prior to the Business Combination are described in the Proxy Statement/Prospectus in the sections titled “Business of Zura Bio Limited” and “Business of JATT” beginning on pages 208 and 199, respectively, of the Proxy Statement/Prospectus, and such descriptions are incorporated herein by reference.

Risk Factors

The risks associated with the Company’s business are described in the Proxy Statement/Prospectus in the section titled “Risk Factors” beginning on page 47 of the Proxy Statement/Prospectus and are incorporated herein by reference.

Financial Information

The audited financial statements of Zura as of March 31, 2022 and for the period from January 18, 2022 (Zura’s inception) through March 31, 2022 and the related notes are included in the Proxy Statement/Prospectus beginning on page F-48 of the Proxy Statement/Prospectus and are incorporated herein by reference. The unaudited interim financials of Zura as of September 30, 2022 and for the six months ended September 30, 2022 and the related notes are included in the Proxy Statement/Prospectus beginning on page F-59 of the Proxy Statement/Prospectus and are incorporated herein by reference.

The audited financial statements of JATT as of December 31, 2021 and for the period from March 10, 2021 (JATT’s inception) to December 31, 2021 and the related notes are included in the Proxy Statement/Prospectus beginning on page F-3 of the Proxy Statement/Prospectus and are incorporated herein by reference. The unaudited interim financials of JATT as of September 30, 2022, and for the three and nine months ended September 30, 2022, for the three months ended September 30, 2021, for the period from March 10, 2021 (JATT’s inception) through September 30, 2021 and the related notes are included in the Proxy Statement/Prospectus beginning on page F-22 of the Proxy Statement/Prospectus and are incorporated herein by reference.

The unaudited pro forma condensed combined balance sheet of the Company as of September 30, 2022, the unaudited pro forma condensed combined statement of operations for the fiscal year ended March 31, 2022 and the unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2022 are attached hereto as Exhibit 99.1 and are incorporated herein by reference.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Management’s discussion and analysis of the financial condition and results of operations of Zura as of and for the three months ended September 30, 2022, as of and for the six months ended September 30, 2022, and for the period from January 18, 2022 (Zura’s inception) through March 31, 2022 is described in the Proxy Statement/Prospectus in the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Zura” beginning on page 252 of the Proxy Statement/Prospectus and is incorporated herein by reference.

Management’s discussion and analysis of the financial condition and results of operations of JATT as of and for the three months ended September 30, 2022, as of and for the nine months ended September 30, 2022, as of and for the three months ended September 30, 2021, and for the period from March 10, 2021 (JATT’s inception) through September 30, 2021 is described in the Proxy Statement/Prospectus in the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of JATT” beginning on page 202 of the Proxy Statement/Prospectus and is incorporated herein by reference.

Directors and Executive Officers

After the Closing Date, the Company’s directors and executive officers are as follows, with each person’s biography and familial relationship, if any, described in the Proxy Statement/Prospectus in the section titled “Combined Company Management and Governance After the Business Combination” beginning on page 276 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

Name	Age*	Position
Executive Officers
Someit Sidhu	33	Chief Executive Officer and Director
Verender Badial	50	Interim Chief Financial Officer
Preston Klassen	54	President and Chief Operating Officer
Chris Cabell	53	Chief Medical Officer and Executive Vice President
Kim Davis	55	General Counsel
Theresa Lowry	49	Chief Human Resources Officer
Gary Whale	49	Chief Technology Officer
Michael Howell	46	Senior Vice President, Translation Medicine
Non-Employee Directors
Amit Munshi	53	Director, Chairman of the Board
Sandeep Kulkarni	41	Director
Garry Neil	68	Director
Steve Schoch	63	Director
Jennifer Jarrett	52	Director
Neil Graham	64	Director

*	As of the Closing Date.

Executive Compensation

Information with respect to the compensation of the Company’s Chief Executive Officer is described in the Proxy Statement/Prospectus in the section titled “Combined Company Management and Governance After The Business Combination” beginning on page 276 of the Proxy Statement/Prospectus, which is incorporated herein by reference. Information with respect to the compensation of the Company’s two other most highly compensated officers is described in the Proxy Statement/Prospectus in the section titled “Zura’s Executive and Director Compensation” beginning on page 273 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

Upon the Closing Date, the Company’s Chief Executive Officer and two other most highly compensated officers, are eligible to participate in the Zura Bio Limited 2023 Equity Incentive Plan (the “Equity Incentive Plan”) and the Zura Bio Limited 2023 Employee Share Purchase Plan (the “ESPP”), subject to the terms and conditions of the aforementioned plans.

The Equity Incentive Plan and ESPP are filed as Exhibits 10.11 and 10.12, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Director Compensation

Information with respect to the compensation of the Company’s directors is described in the Proxy Statement/Prospectus in the sections titled “Zura’s Executive and Director Compensation—Director Compensation” beginning on page 274 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

Upon the Closing Date, each of the Company’s non-employee directors are eligible to participate in the Equity Incentive Plan, subject to the terms and conditions of the plan. The Equity Incentive Plan is filed as Exhibit 10.11 to this Current Report on Form 8-K and incorporated herein by reference.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of the Company Class A Ordinary Shares as of the Closing Date, after giving effect to the Closing, by:

•	each person known by the Company to be the beneficial owner of more than 5% of the Company Class A Ordinary Shares;

•	each of the Company’s executive officers and directors; and

•	all of the Company’s executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including warrants, options and restricted stock units that are currently exercisable or vested or that will become exercisable or vest within 60 days. This table is based upon information supplied by officers, directors and principal shareholders and Schedules 13G or 13D filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that all persons named in the table have sole voting and investment power with respect to all Company Class A Ordinary Shares beneficially owned by them. The beneficial ownership percentages set forth in the table below are based on 27,552,148 Company Class A Ordinary Shares issued and outstanding as of the Closing Date, including the redemption of the Ordinary Shares, the conversion of Holdco shares and the consummation of the transactions contemplated by the PIPE Subscription Agreements and the Forward Purchase Agreement, each as described above.

Name and Address of Beneficial Owner(1)	Number of Shares	Percentage of Shares
5% and Greater Shareholders:
JATT Ventures, L.P.(2)	2,743,904	9.4%
Athanor Capital, L.P.(3)	9,281,633	27.0%
Hana Immunotherapeutics LLC(4)	5,404,274	19.6%
Pfizer Inc.(5)	2,970,022	10.8%
Willow Gate LLC(6)	2,702,623	9.8%
Stone Peach Properties LLC(7)	2,701,543	9.8%
Ewon Comfortech Co., Ltd.(8)	3,653,466	12.5%
Executive Officers and Directors:
Someit Sidhu(2)	5,081,534	17.3%
Verender Badial	30,000	*
Preston Klassen(9)	--	*
Chris Cabell(10)	--	*
Kim Davis(11)	--	*
Theresa Lowry(12)	--	*
Gary Whale(13)	--	*
Michael Howell(14)	--	*
Amit Munshi(15)
Sandeep Kulkarni(16)	82,360	*
Garry Neil(17)	--	*
Steve Schoch(18)	--	*
Jennifer Jarrett(19)	--	*
Neil Graham(20)	--	*
All directors and executive officers (14 individuals) as a group	112,360	*

*	Less than one percent.
(1)	Unless otherwise noted, the business address of each of the beneficial owners is c/o Zura Bio Limited, 4225 Executive Square, Suite 600, La Jolla, CA 92037. Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to all ordinary shares beneficially owned by them.
(2)	The Sponsor is the record holder of 2,743,904 Company Class A Ordinary Shares, including 1,776,534 Company Class A Ordinary Shares underlying Private Placement Warrants. Dr. Someit Sidhu is the sole director of JATT Ventures, Ltd., which is the sole general partner of the Sponsor, and has voting and dispositive power over the shares held by the Sponsor and directly and beneficially owns an additional 2,337,630 Company Class A Ordinary Shares.
(3)	Consists of (i) 6,492,502 Company Class A Ordinary Shares, including 1,734,760 Company Class A Ordinary Shares underlying Private Placement Warrants, which are held of record by Athanor Master Fund, LP, a Cayman Islands limited partnership (“Athanor MF”) and (ii) 2,789,131 Company Class A Ordinary Shares, including 745,240 Company Class A Ordinary Shares underlying Private Placement Warrants, which are held of record by Athanor International Master Fund, LP, a Cayman Islands limited partnership (“Athanor IMF”). Athanor Capital Partners, LP, a Delaware limited partnership (“Master GP”), is the general partner of Athanor MF. Athanor International Fund GP, LP, a Delaware limited partnership (“International Master GP”), is the general partner of Athanor IMF. Athanor Capital, LP, a Delaware limited partnership (“Athanor Capital”) is the investment adviser to Athanor MF and Athanor IMF. Athanor Capital GP, LLC, a Delaware limited liability company (“Athanor Capital GP”), is the general partner of Athanor Capital. Parvinder Thiara is the managing member of (i) Athanor Capital GP, (ii) Athanor Capital Partners GP, LLC (“ACPGP”), the general partner of Master GP, and (iii) Athanor International Fund Ultimate GP, LLC (“AIFUGP”), the general partner of International Master GP and has voting and dispositive power over the shares held by Athanor MF and Athanor IMF. The business address of each of Athanor MF, Athanor IMF, Master GP, International Master GP, Athanor Capital, Athanor Capital GP, ACPGP, AIFUGP and Parvinder Thiara is 888 Seventh Avenue, 21st Floor, New York, NY 10019.
(4)	Consists of Company Class A Ordinary Shares, which are held of record by Hana. Chris Kim is the controlling shareholder of Hana. Mr. Kim has voting and dispositive power over, and may be deemed to be the beneficial owner of, the shares held by Hana. The business address of Hana is 6 Centerpointe Dr. #625, La Palma, CA 90623.
(5)	Consists of Company Class A Ordinary Shares, which are held of record by Pfizer Inc. (“Pfizer”). The business address of Pfizer is 235 East 42nd Street, New York, NY 10017.
(6)	Consists of Company Class A Ordinary Shares, which are held of record by Willow Gate LLC (“Willow Gate”). Shashibhushan Borade has voting and dispositive power over the shares held by Willow Gate. The business address of Willow Gate is 35 Bethune St, New York, NY 10014.
(7)	Consists of Company Class A Ordinary Shares, which are held of record by Stone Peach Properties LLC (“Stone Peach”). Baljit Lehal has voting and dispositive power over the shares held by Stone Peach. The business address of Stone Peach is 2057 Stanton Rd, East Point, GA 30344.
(8)	Consists of Company Class A Ordinary Shares, including 1,653,466 Company Class A Ordinary Shares underlying Private Placement Warrants, which are held of record by Ewon. The business address of Ewon is 8 Cheomdan 1-ro Jeongeup, Jeonbuk, 56212 Republic of South Korea.
(9)	Excludes options to purchase 476,756 Company Class A Ordinary Shares held by Mr. Klassen, 0 shares of which are exercisable and vest within 60 days of the Closing Date.
(10)	Excludes options to purchase 270,100 Company Class A Ordinary Shares held by Dr. Cabell, 0 shares of which are exercisable and vest within 60 days of the Closing Date.
(11)	Excludes options to purchase 206,547 Company Class A Ordinary Shares held by Ms. Davis, 0 shares of which are exercisable and vest within 60 days of the Closing Date.
(12)	Excludes options to purchase 158,882 Company Class A Ordinary Shares held by Ms. Lowry, 0 shares of which are exercisable and vest within 60 days of the Closing Date.
(13)	Excludes options to purchase 158,882 Company Class A Ordinary Shares held by Mr. Whale, 0 shares of which are exercisable and vest within 60 days of the Closing Date.
(14)	Excludes options to purchase 190,659 Company Class A Ordinary Shares held by Dr. Howell, 0 shares of which are exercisable and vest within 60 days of the Closing Date.
(15)	Excludes equity grants as of Closing consisting of (i) 499,993 Company Class A Ordinary Shares underlying restricted stock units granted to Mr. Munshi which will vest in four equal annual installments commencing on March 18, 2024 and (ii) performance shares providing Mr. Munshi the option to purchase 306,373 Company Class A Ordinary Shares at an exercise price per share equal to $8.16, the fair market value of a Company Class A Ordinary Share on March 20, 2023 (the date of grant), which will become exercisable if the 20-day volume weighted average trading price of the Company Class A Ordinary Shares is over $30 per share at any time prior to the fifth anniversary of the Closing. The shares underlying the restricted stock units are excluded because they do not vest and will not be issued within 60 days of the Closing Date. The performance shares underlying the options are excluded because it is indeterminable whether such options will become exercisable within 60 days of Closing.

(16)	Excludes options to purchase 345,867 Company Class A Ordinary Shares held by Dr. Kulkarni, 82,360 shares of which are exercisable and vest within 60 days of the Closing Date.
(17)	Excludes options to purchase 12,754 Company Class A Ordinary Shares held by Dr. Neil, 0 shares of which are exercisable and vest within 60 days of the Closing Date.
(18)	Excludes options to purchase 12,754 Company Class A Ordinary Shares held by Mr. Schoch, 0 shares of which are exercisable and vest within 60 days of the Closing Date.
(19)	Excludes options to purchase 12,754 Company Class A Ordinary Shares held by Ms. Jarrett, 0 shares of which are exercisable and vest within 60 days of the Closing Date.
(20)	Excludes options to purchase 12,754 Company Class A Ordinary Shares held by Dr. Graham, 0 shares of which are exercisable and vest within 60 days of the Closing Date.

Certain Relationships and Related Party Transactions

Certain relationships and related party transactions are described in the Proxy Statement/Prospectus in the section titled “Certain Relationships and Related Transactions” beginning on page 307 of the Proxy Statement/Prospectus and such descriptions are incorporated herein by reference.

Legal Proceedings

The Company is not currently involved in, nor is it aware of any legal proceedings, investigations or claims that management believes may have a material adverse effect to the Company’s business, financial condition, or results of operations.

Market Price of and Dividends on the Registrant’s Class A Ordinary Shares and Related Stockholder Matters

Market Information and Holders

JATT’s units, public Class A Ordinary Shares and public warrants were historically quoted on The New York Stock Exchange under the symbols “JATT U,” “JATT” and “JATT WS,” respectively. The Company Class A Ordinary Shares and Warrants commenced trading on The Nasdaq Capital Market under the new trading symbols “ZURA” and “ZURAW,” respectively, on March 21, 2023.

In connection with the Closing, each JATT unit was separated into its components, which consisted of one JATT Class A Ordinary Share and one-half of one redeemable warrant, and such units no longer exist. As of the Closing Date and following the completion of the Business Combination, there were 27,552,148 Company Class A Ordinary Shares issued and outstanding held of record by 15 holders and 6,900,000 Public Warrants outstanding held of record by 1 holder.

Dividends

The Company has not paid dividends on the Company Class A Ordinary Shares to date and does not intend to pay cash dividends. The payment of cash dividends in the future will be dependent upon revenues and earnings, if any, capital requirements and general financial condition. The payment of any dividends will be within the discretion of the Company’s board of directors. It is the present intention of the Company’s board of directors to retain all earnings, if any, for use in the Company’s business operations and, accordingly, the board of directors does not anticipate declaring any dividends in the foreseeable future.

Recent Sales of Unregistered Securities

Reference is made to the disclosure set forth under Item 3.02 of this Current Report on Form 8-K concerning recent sales of unregistered securities.

Description of Registrant’s Securities

Ordinary Shares

A description of the Company Class A Ordinary Shares is included in the Proxy Statement/Prospectus in the section titled “Description of New JATT Securities” beginning on page 298 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

Warrants

A description of the Public Warrants is included in the Proxy Statement/Prospectus in the section titled “Description of New JATT Securities—Redeemable Warrants” beginning on page 299 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

Indemnification of Directors and Officers

Effective immediately upon the consummation of the Business Combination, the Company entered into indemnification agreements with each of the newly elected directors and newly appointed executive officers which provide that the Company will indemnify such directors and executive officers under the circumstances and to the extent provided for therein, from and against all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all threatened, pending or completed claim, demand, action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether formal or informal, and including appeals, in which he or she may be involved, or is threatened to be involved, as a party or otherwise, to the fullest extent permitted under the laws of the Cayman Islands and our Second Amended and Restated Memorandum and Articles of Association.

The foregoing description of the indemnification agreements is qualified in its entirety by the full text of the form of indemnification agreement, a copy of which is attached hereto as Exhibit 10.13 and incorporated herein by reference.

Financial Statements and Supplementary Data

Reference is made to the disclosure set forth under Item 9.01 of this Current Report on Form 8-K concerning the Company’s financial statements and supplementary data.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

Reference is made to the disclosure set forth under Item 4.01 of this Current Report on Form 8-K concerning the changes in certifying accountant.

Financial Statements and Exhibits

The information set forth in Item 9.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure set forth in the “Introductory Note” above is incorporated by reference into this Item 3.02 of this Current Report on Form 8-K.

The securities issued in connection with the PIPE Subscription Agreements and Forward Purchase Agreement have not been registered under the Securities Act, in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.01	Changes in Control of Registrant.

The information set forth in the section titled “Introductory Note” and in the section titled “Security Ownership of Certain Beneficial Owners and Management” in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

As a result of the completion of the Business Combination pursuant to the Business Combination Agreement, a change of control of JATT has occurred. The shareholders of JATT as of immediately prior to the Closing Date held approximately 13.2% of the issued and outstanding Company Class A Ordinary Shares following the Closing Date.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the sections titled “Directors and Executive Officers” and “Certain Relationships and Related Transactions” in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Zura Bio Limited 2023 Equity Incentive Plan

At the Extraordinary General Meeting, the JATT shareholders considered and approved the Equity Incentive Plan. The Equity Incentive Plan was previously approved, subject to shareholder approval, by JATT’s board of directors. The Equity Incentive Plan became effective immediately upon the Closing Date. The Equity Incentive Plan initially makes available for issuance a maximum number of 4,029,898 Company Class A Ordinary Shares. Additionally, the number of shares reserved for issuance under the Equity Incentive Plan will automatically increase on January 1st of each year, beginning on January 1, 2024 and continuing through and including January 1, 2029, in an amount equal to the lesser of (i) five percent (5%) of the Company Class A Ordinary Shares outstanding on the final day of the immediately preceding calendar year, (ii) 8,059,796 Company Class A Ordinary Shares or (iii) such smaller number of shares as determined by the Company’s board of directors.

A summary of the terms of the Equity Incentive Plan is set forth in the Proxy Statement/Prospectus in the section titled “Proposal 5—The Equity Incentive Plan Proposal” beginning on page 157 of the Proxy Statement/Prospectus, which is incorporated herein by reference. Such summary and the foregoing description are qualified in their entirety by reference to the text of the Equity Incentive Plan, a copy of which is attached hereto as Exhibit 10.11 and incorporated herein by reference.

Zura Bio Limited 2023 Employee Stock Purchase Plan

At the Extraordinary General Meeting, the JATT shareholders considered and approved the ESPP. The ESPP was previously approved, subject to shareholder approval, by JATT’s board of directors. The ESPP became effective immediately upon the Closing Date. The maximum number of Company Class A Ordinary Shares that may be issued under the ESPP is 4,029,898, plus the aggregate number of Company Class A Ordinary Shares that are added under the Equity Incentive Plan on January 1st of each calendar year, beginning on January 1, 2024 and ending on and including January 1, 2029.

A summary of the terms of the ESPP is set forth in the Proxy Statement/Prospectus in the section titled “Proposal 7—The ESPP Proposal” beginning on page 167 of the Proxy Statement/Prospectus, which is incorporated herein by reference. Such summary and the foregoing description are qualified in their entirety by reference to the text of the ESPP, a copy of which is attached hereto as Exhibit 10.12 and incorporated herein by reference.

Appointment of New Directors

At the Extraordinary General Meeting, the JATT shareholders elected seven directors that took office upon consummation of the Business Combination. Someit Sidhu, our Chief Executive Officer, was elected as a director and Amit Munshi, Sandeep Kulkarni, Garry Neil, Steve Schoch, Jennifer Jarrett and Neil Graham were elected as non-employee directors. Each director’s term will expire at the annual meeting of shareholders to be held in 2024. The Board has determined that each of Amit Munshi, Sandeep Kulkarni, Garry Neil, Steve Schoch, Jennifer Jarrett and Neil Graham is “independent” as that term is defined under the Nasdaq listing standards.

Additional information regarding the Company’s directors and executive officers is set forth in the Proxy Statement/Prospectus in the section titled “Combined Company Management and Governance After the Business Combination” beginning on page 276 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Extraordinary General Meeting, the JATT shareholders considered and approved, among other things, Proposal 2—The Binding Organizational Documents Proposals (the “Binding Organizational Documents Proposals”) and Proposal 3—The Advisory Governance Proposals (the “Advisory Governance Proposals”), which are described in greater detail in the Proxy Statement/Prospectus beginning on page 150 and page 152, respectively, of the Proxy Statement/Prospectus.

The Second Amended and Restated Memorandum and Articles of Association of the Company (the “Second A&R MAA”), which became effective on March 20, 2023 and was filed with the Registrar of Companies of the Cayman Islands on March 21, 2023, includes the amendments proposed by the Binding Organizational Documents Proposals and the Advisory Governance Proposals.

A copy of the Second A&R MAA is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

The description of the Second A&R MAA and the general effect of the Second A&R MAA upon the rights of holders of the Company’s securities are included in the Proxy Statement/Prospectus under the section titled “Description of New JATT Securities” beginning on page 298 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

In connection with the Business Combination, on March 20, 2023, the Company’s board of directors approved and adopted a new Code of Ethics and Conduct Policy applicable to all employees, officers and directors of the Company, as well as all of the Company’s contractors, suppliers, and agents in connection with their work for the Company. A copy of the Code of Ethics and Conduct Policy is attached hereto as Exhibit 14.1 and can be found in the Investor Relations section of the Company’s website at www.zurabio.com.

Item 5.06	Change in Shell Company Status.

As a result of the Business Combination, the Company ceased being a shell company. Reference is made to the disclosure in the Proxy Statement/Prospectus in the section titled “Proposal 1—The Business Combination Proposal” beginning on page 110 of the Proxy Statement/Prospectus, and such disclosure is incorporated herein by reference. Further reference is made to the information contained in Item 2.01 of this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The audited financial statements of Zura as of March 31, 2022 and for the period from January 18, 2022 (Zura’s inception) through March 31, 2022 and the related notes are included in the Proxy Statement/Prospectus beginning on page F-47 of the Proxy Statement/Prospectus and are incorporated herein by reference.

The unaudited condensed consolidated financial statements of Zura as of September 30, 2022 and for the three and six months ended September 30, 2022 and the related notes are included in the Proxy Statement/Prospectus beginning on page F-59 of the Proxy Statement/Prospectus and are incorporated herein by reference.

The audited financial statements of JATT as of December 31, 2021 and for the period from March 10, 2021 (JATT’s inception) to December 31, 2021 and the related notes are included in the Proxy Statement/Prospectus beginning on page F-2 of the Proxy Statement/Prospectus and are incorporated herein by reference.

The unaudited condensed consolidated financial statements of JATT as of September 30, 2022 and for the three and nine months ended September 30, 2022, the three months ended September 30, 2021 and the period from March 10, 2021 (JATT’s inception) to September 30, 2021 and the related notes are included in the Proxy Statement/Prospectus beginning on page F-22 of the Proxy Statement/Prospectus and are incorporated herein by reference.

(b) Pro Forma Financial Information.

The unaudited pro forma condensed combined balance sheet of the Company as of September 30, 2022, the unaudited pro forma condensed combined statement of operations for the fiscal year ended March 31, 2022 and the unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2022 and the related notes are included in Exhibit 99.1 hereto and are incorporated herein by reference.

(c) Exhibits.

		Incorporated by Reference
Exhibit Number	Description	Schedule/ Form	File No.	Exhibit	Filing Date

2.1+	Business Combination Agreement, dated as of June 16, 2022, by and among JATT Acquisition Corp, JATT Merger Sub, JATT Merger Sub 2, Zura Bio Holdings Ltd and Zura Bio Limited.	8-K	001-40598	2.1	June 17, 2022

2.2	First Amendment dated as of September 20, 2022 to the Business Combination Agreement by and among JATT Acquisition Corp, JATT Merger Sub, JATT Merger Sub 2 and Zura Bio Holdings Ltd and Zura Bio Limited.	S-4	333-267005	2.2	October 25, 2022

2.3	Second Amendment dated as of November 14, 2022 to the Business Combination Agreement by and among JATT Acquisition Corp, JATT Merger Sub, JATT Merger Sub 2, Zura Bio Holdings Ltd and Zura Bio Limited.	8-K	001-40598	2.3	November 15, 2022

2.4	Third Amendment dated as of January 13, 2023 to the Business Combination Agreement by and among JATT Acquisition Corp, JATT Merger Sub, JATT Merger Sub 2, Zura Bio Holdings Ltd and Zura Bio Limited.	8-K	001-40598	2.1	January 19, 2023

3.1*	Second Amended and Restated Memorandum and Articles of Association of Zura Bio Limited.

4.1	Warrant Agreement, dated as of July 13, 2021, by and between JATT Acquisition Corp and Continental Stock Transfer & Trust Company.	8-K	001-40598	4.1	July 19, 2021

10.1	Lock-Up Agreement, dated as of June 16, 2022, by and among JATT Acquisition Corp and each of the other parties signatories thereto.	8-K	001-40598	10.5	June 17, 2022

10.2*	Amended and Restated Registration Rights Agreement dated March 20, 2023, by and among Zura Bio Limited and the other parties signatories thereto.

10.3	Forward Purchase Agreement, dated as of August 5, 2021, between JATT Acquisition Corp and Athanor International Master Fund, LP.	10-Q	001-40598	10.1	November 19, 2021

10.4	Forward Purchase Agreement, dated as of August 5, 2021, between JATT Acquisition Corp and Athanor Master Fund, LP.	10-Q	001-40598	10.2	November 19, 2021

10.5	Amended Forward Purchase Agreements, dated as of January 27, 2022, by and between JATT Acquisition Corp and Athanor Master Fund LP and Athanor International Master Fund LP.	10-K	001-40598	10.9	April 11, 2022

10.6	PIPE Subscription Agreement, dated as of June 16, 2022, by and between JATT Acquisition Corp and the other parties signatories thereto.	8-K	001-40598	10.1	June 17, 2022

10.7	First Amendment to the PIPE Subscription Agreement, dated November 25, 2022, by and between JATT Acquisition Corp and the other parties signatories thereto.	S-4	333-267005	10.23	December 15, 2022

10.8	Sponsor Support Agreement, dated as of June 16, 2022, by and among JATT Acquisition Corp, JATT Ventures, L.P. and the other parties signatories thereto.	8-K	001-40598	10.2	June 17, 2022

10.9	Company Shareholder Support Agreement, dated as of June 16, 2022, by and among JATT Acquisition Corp, Zura Bio Limited and the other parties signatories thereto.	8-K	001-40598	10.3	June 17, 2022

10.10	Sponsor Forfeiture Agreement, dated as of June 16, 2022, by and among JATT Ventures, L.P., JATT Acquisition Corp and Zura Bio Limited.	8-K	001-40598	10.4	June 17, 2022

10.11*#	Zura Bio Limited 2023 Equity Incentive Plan.

10.12*#	Zura Bio Limited 2023 Employee Stock Purchase Plan.

10.13*	Form of Indemnity Agreement of Zura Bio Limited.

10.14	Amendment to the Insider Letter Agreement, dated as of June 16, 2022, by and among JATT Acquisition Corp and the other parties signatories thereto.	8-K	001-40598	10.7	June 17, 2022

10.15*	Lock-Up Agreement, dated as of March 20, 2023, by and between JATT Acquisition Corp and Eli Lilly and Company.

10.16	Amendment to the Amended Forward Purchase Agreements, dated as of March 8, 2023, by and between JATT Acquisition Corp and Athanor Master Fund LP and Athanor International Master Fund LP.	8-K	001-40598	10.1	June 10, 2022

10.17*	Subscription Agreement, dated as of March 13, 2023, by and between JATT Acquisition Corp and Eugene Investment & Securities Co., Ltd.

14.1*	Code of Ethics and Conduct Policy.

99.1*	Unaudited pro forma condensed combined financial information as of and for the nine months ended September 30, 2022 and for the fiscal year ended March 31, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Filed herewith.
+	Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601. The Company agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.
#	Indicates a management contract or compensatory plan, contract or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zura Bio Limited

Dated: March 24, 2023

	By:	/s/ Someit Sidhu
Someit Sidhu
Chief Executive Officer